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As filed with the Securities and Exchange Commission on May 28, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

F.A.O., Inc.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3971414 (I.R.S. Employer Identification Number)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

1991 EMPLOYEE STOCK OPTION PLAN
(Full title of the Plan)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
 Victor Hsu, Esquire
Fulbright & Jaworski L.L.P.
865 South Figueroa Street, 29th Floor
Los Angeles, California 90017
(213) 892-9200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum Aggregate offering Price (2)	Amount of registration fee (2)

Common Stock, no par value	1,533,417	$6.68	$10,243,225.56	$942.38

(1)
There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1991 Employee Stock Option Plan of the Registrant described herein.

(2)
Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on May 22, 2002.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement filed under the Securities Act of 1933 by F.A.O., Inc. (formerly known as The Right Start, Inc.) (the 'Registrant') with the Securities and Exchange Commission (the 'Commission') hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 125,000(1) shares of Common Stock of the Registrant (File No. 33-57572) that was filed with the Commission on January 28, 1993. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, the Registrant's Form 10-K for the fiscal year ended February 2, 2002, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
(as updated through the date of this Registration Statement)

        Each of the items required in Part II of the Registration Statement remains correct as of the date of the filing of this Registration Statement on Form S-8.

(1)
Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 24th day of May, 2002.

F.A.O., INC.
By:	/s/ JERRY R. WELCH Name: Jerry R. Welch Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry R. Welch, as his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JERRY R. WELCH Jerry R. Welch	President, Chief Executive Officer	May 24, 2002
/s/ RICHARD A. KAYNE Richard A. Kayne	Director	May 24, 2002
/s/ ANDREW D. FESHBACH Andrew D. Feshbach	Director	May 24, 2002
/s/ JILL HIGGINS Jill Higgins	Director	May 24, 2002

2

/s/ ROBERT R. HOLLMAN Robert R. Hollman	Director	May 24, 2002
/s/ FRED KAYNE Fred Kayne	Director, Chairman of the Board	May 24, 2002
/s/ HOWARD M. ZELIKOW Howard M. Zelikow	Director	May 24, 2002
/s/ RAYMOND P. SPRINGER Raymond P. Springer	Chief Financial Officer (principal financial and accounting officer)	May 24, 2002

3

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).
24.1	Power of Attorney (see page 2)

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SIGNATURES
EXHIBIT INDEX